Exhibit 10.27

AMENDMENT ONE TO THE

ADVANCEPIERRE FOODS INC. 401(K) RETIREMENT PLAN

AdvancePierre Foods Inc. (the “Employer”) makes this Amendment, effective as of October 1, 2012.

WHEREAS, the Employer has previously established the AdvancePierre Foods Inc. 401(k) Retirement Plan (the “Plan”) for the benefit of eligible employees and their beneficiaries; and

WHEREAS, pursuant to Section 7.1 of the Plan, the Employer is authorized to amend the Plan;

NOW, THEREFORE, pursuant to Section 7.1 of the Plan, the following amendments are hereby made and shall be effective October 1, 2012:

1.                                      Section 1.32, “Eligible Employee,” is hereby amended in its entirety to read as follows:

1.32                        “Eligible Employee” means any Employee, except as provided below, and except as provided in any other particular provision for the limited purposes of that provision (e.g., ADP test). The following Employees shall not be eligible to participate in this Plan:

(a)                                 Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing.

(b)                                 An individual shall not be an Eligible Employee if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records and out-sourced workers, are neither Employees nor Eligible Employees, and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. However, this paragraph shall not apply to partners or other Self-Employed Individuals unless the Employer treats them as independent contractors.

(c)                                  Unless or until otherwise provided, Employees who became Employees as the result of a “Code Section 410(b)(6)(C) transaction” will not be Eligible Employees until the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business that is subject to the special rules set forth in Code Section 410(b)(6)(C).

(d)                                 Employees who are Leased Employees.

(e)                                  Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.

(f)                                   Employees classified by the Employer as part-time, temporary or seasonal Employees who have not completed one (1) Period of Service.

2.                                      Section 3.1, Conditions of Eligibility, subsection (a), Eligibility, is hereby amended in its entirety to read as follows:

(a)  Eligibility. For all Plan purposes, any Eligible Employee who has completed 30 days of Service and has attained age 18 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements.

Any Employee who is classified by the Employer as part-time, temporary or seasonal and who has completed one (1) Period of Service shall be an Eligible Employee and shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements and has attained age 18.

However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

IN WITNESS WHEREOF, the Employer, has caused this instrument to be executed as of the date specified below.

ADVANCEPIERRE FOODS INC.

Dated:	9/7/2012	By:	/s/ Bryan Hayden

		Its:	VP of People Services

ADOPTING RESOLUTION

The undersigned authorized representative of AdvancePierre Foods Inc. (the “Employer”) hereby certifies that the following resolutions were duly adopted by the Employer on 9/7/2012 and that such resolutions have not been modified or rescinded as of the date hereto.

RESOLVED, that Amendment One to the AdvancePierre Foods Inc. 401(k) Retirement Plan, effective as of October 1, 2012, presented to this meeting is hereby approved and adopted and that an authorized representative of the Employer is hereby authorized and directed to execute and deliver to the Administrator of the Plan one or more counterparts of the amendment.

The undersigned further certifies that attached hereto as Exhibit A is a true copy of the Amendment One to the AdvancePierre Foods Inc. 401(k) Retirement Plan which is hereby approved and adopted.

Date:	9/7/2012

Signed:	/s/ Brian Hayden
Brian Hayden, VP of People Services
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